Exhibit 99.1

Press Release

MagnaChip Reports Fourth Quarter and Full Year 2012 Financial Results

•	Revenue Increased 6.1% For the Full Year

•	Gross Margin Increased 190 Basis Points For the Full Year

•	Achieved 2012 GAAP EPS of $5.16 Per Diluted Share, Adjusted EPS of $2.23 Per Diluted Share

SEOUL, South Korea and CUPERTINO, Calif., January 30, 2013 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the quarter and year ended December 31, 2012.

Revenue for the fourth quarter of 2012 was $218.1 million, a 1.7% decrease compared to $221.9 million for the third quarter of 2012, and a 20.6% increase compared to $180.8 million for the fourth quarter of 2011. For the full year 2012, revenue was $819.6 million compared to $772.8 million for 2011, a 6.1% increase.

Gross margin was $74.3 million or 34.1%, as a percent of revenue, for the fourth quarter of 2012. This compares to gross profit of $76.4 million or 34.5 % for the third quarter of 2012 and $51.5 million or 28.5% for the fourth quarter of 2011. For the full year 2012, gross profit was $263.5 million or 32.2% compared to $234.3 million or 30.3% for 2011.

Net income, on a GAAP basis, for the fourth quarter of 2012 totaled $125.3 million or $3.38 per diluted share. This compares to net income of $48.4 million or $1.30 per diluted share for the third quarter of 2012 and a net income of $23.7 million or $0.61 per diluted share for the fourth quarter of 2011. For the full year 2012, net income was $193.3 million or $5.16 per diluted share compared to $21.8 million or $0.55 per diluted share for 2011. Net income for 2012 was impacted primarily by a gross margin of $263.5 million compared to $234.3 million for 2011, recognition of deferred tax assets of $64.7 million in 2012, and a foreign currency gain of $56.0 million compared to a foreign currency loss of $11.6 million for 2011, which was primarily related to non-cash foreign currency translation for intercompany balances that were denominated in U.S. dollars.

“I am very pleased that we ended 2012 with revenue of $819.6 million dollars, up 6.1% from 2011 and outpacing the semiconductor industry, which declined 3.0% this year. While the macro environment remained weak, we have successfully aligned with the growing smartphone and tablet PC market, leveraged our strong relationships with blue chip customers, and delivered 30% more new products in 2012 from the previous year,” said Sang Park, MagnaChip Chairman and CEO. “I believe that this will help differentiate us from our competitors and allow us to perform better than the market in 2013. Compared to the same quarter last year, Q4 revenue and gross margin maintained better momentum due to a successful mix shift of products and customers and improved utilization from our mixed business model. Our revenue and margin performance this quarter represents our eighth consecutive quarter of meeting or exceeding guidance.”

Adjusted net income, a non-GAAP measurement, for the fourth quarter of 2012 totaled $28.7 million or $0.77 per diluted share compared to $30.4 million or $0.81 per diluted share for the third quarter of 2012 and $10.0 million or $0.26 per diluted share for the fourth quarter of 2011. For the full year 2012, adjusted net income was $83.5 million or $2.23 per diluted share compared to $66.4 million or $1.67 per diluted share for 2011.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus restricted cash) totaled $182.4 million at the end of the fourth quarter of 2012, an increase of $16.6 million from the end of the prior quarter. Cash provided from operations totaled approximately $31.5 million for the fourth quarter of 2012.

Revenue by Segment

In thousands of US dollars	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Semiconductor Manufacturing Services	$112,654	$117,978	$67,973	$389,812	$338,268
Display Solutions	72,806	69,415	90,045	302,230	338,995
Power Solutions	31,949	33,849	22,039	124,750	92,547
Other	675	630	769	2,800	3,021
Total Revenue	$218,084	$221,872	$180,826	$819,592	$772,831

Fourth Quarter and Recent Company Highlights

•	Power Solutions 2012 Revenue Grew 34.8% for the Full Year.

•	AMOLED 2012 Revenue from Smartphones Grew 47.0% for the Full Year.

•	Eighth Consecutive Quarter of Achieving Financial Guidance.

•	Repurchased 406 Thousand Shares in Q4 under MagnaChip’s 2011 Stock Repurchase Program.

Business Outlook

For the first quarter of 2013, MagnaChip expects:

•	Revenue will be in the range of $201 million to $209 million.

•	Gross margin will be 31.0% to 33.0% as a percent of revenue.

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization, interest expense, net, income tax expense (benefit), restructuring and impairment charges, stock-based compensation expense, foreign currency loss (gain), net, derivative valuation loss (gain), net, secondary offering and others, special expense for an IPO employee incentive payment, and loss on early extinguishment of senior notes. Adjusted net income excludes charges related to restructuring and impairment, stock-based compensation expense, amortization of intangible assets associated with continuing operations, foreign currency loss (gain), net, derivative valuation loss (gain), net, secondary offering and others, GAAP and cash tax expense difference, special expense for an IPO employee incentive payment, and loss on early extinguishment of senior notes. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Conference Call

MagnaChip will hold a conference call at 2 p.m. PST today to discuss the fourth quarter 2012 financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 86473379 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2 p.m. PST start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 86473379.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including first quarter 2013 revenue and gross margin. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on March 8, 2012 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$218,084	$221,872	$180,826	$819,592	$772,831
Cost of sales	143,796	145,432	129,287	556,091	538,515

Gross profit	74,288	76,440	51,539	263,501	234,316

Gross profit %	34.1%	34.5%	28.5%	32.2%	30.3%
Selling, general and administrative expenses	19,281	21,388	17,627	78,971	68,367
Research and development expenses	19,660	19,470	18,652	78,723	76,767
Restructuring and impairment charges	—	—	—	—	4,096
Special expense for IPO incentive	—	—	—	—	12,146

Operating income	35,347	35,582	15,260	105,807	72,940
Other income (expenses)
Interest expense, net	(5,655)	(5,746)	(5,644)	(22,600)	(24,984)
Foreign currency gain (loss), net	33,656	21,782	16,832	55,961	(11,633)
Loss on early extinguishment of senior notes	—	—	—	—	(5,459)
Other	634	695	(862)	2,119	(1,052)

	28,635	16,731	10,326	35,480	(43,128)

Income before income taxes	63,982	52,313	25,586	141,287	29,812

Income tax expense (benefit)	(61,304)	3,901	1,881	(52,014)	8,019

Net income	$125,286	$48,412	$23,705	$193,301	$21,793

Earnings per common share :
- Basic	$3.50	$1.34	$0.61	$5.29	$0.56
- Diluted	$3.38	$1.30	$0.61	$5.16	$0.55

Weighted average number of shares—Basic	35,845,367	36,199,655	38,632,975	36,567,684	38,775,642
Weighted average number of shares—Diluted	37,074,657	37,324,787	39,110,759	37,496,965	39,774,898

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$125,286	$48,412	$23,705	$193,301	$21,793
Adjustments:
Depreciation and amortization	8,550	8,443	8,856	32,390	51,224
Interest expense, net	5,655	5,746	5,644	22,600	24,984
Income tax expense (benefit)	(61,304)	3,901	1,881	(52,014)	8,019
Restructuring and impairment charges	—	—	—	—	4,096
Stock-based compensation expense	546	535	287	1,996	2,085
Foreign currency loss (gain), net	(33,656)	(21,782)	(16,832)	(55,961)	11,633
Derivative valuation loss (gain), net	(634)	(695)	862	(2,115)	1,059
Secondary offering and others	—	2,119	—	3,335	—
Special expense for IPO incentive	—	—	—	—	12,146
Loss on early extinguishment of senior notes	—	—	—	—	5,459

Adjusted EBITDA	$44,443	$46,679	$24,403	$143,532	$142,498

Adjusted EBITDA per common share:
- Diluted	$1.20	$1.25	$0.62	$3.83	$3.58
Weighted average number of shares—Diluted	37,074,657	37,324,787	39,110,759	37,496,965	39,774,898
Net income	$125,286	$48,412	$23,705	$193,301	$21,793
Adjustments:
Restructuring and impairment charges	—	—	—	—	4,096
Stock-based compensation expense	546	535	287	1,996	2,085
Amortization of intangibles	1,893	1,829	1,985	7,695	8,147
Foreign currency loss (gain), net	(33,656)	(21,782)	(16,832)	(55,961)	11,633
Derivative valuation loss (gain), net	(634)	(695)	862	(2,115)	1,059
Secondary offering and others	—	2,119	—	3,335	—
GAAP and cash tax expense difference	(64,749)	—	—	(64,749)	—
Special expense for IPO incentive	—	—	—	—	12,146
Loss on early extinguishment of senior notes	—	—	—	—	5,459

Adjusted net income	$28,686	$30,418	$10,007	$83,502	$66,418

Adjusted net income per common share:
- Diluted	$0.77	$0.81	$0.26	$2.23	$1.67
Weighted average number of shares—Diluted	37,074,657	37,324,787	39,110,759	37,496,965	39,774,898

We define Adjusted EBITDA as net income adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expense (benefit), (iv) restructuring and impairment charges, (v) stock-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation loss (gain), net, (viii) secondary offering and others, (ix) Special expense for IPO incentive, and (x) loss on early extinguishment of senior notes.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income adjusted to exclude (i) restructuring and impairment charges, (ii) stock-based compensation expense, (iii) amortization of intangibles, (iv) foreign currency loss (gain), net, (v) derivative valuation loss (gain), net, (vi) secondary offering and others, (vii) GAAP and cash tax expense difference, (viii) Special expense for IPO incentive, and (ix) loss on early extinguishment of senior notes.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$182,238	$162,111
Restricted cash	133	6,830
Accounts receivable, net	143,331	125,922
Inventories, net	89,363	62,836
Other receivables	1,429	256
Prepaid expenses	7,884	6,032
Current deferred income tax assets	22,768	3,406
Other current assets	9,680	12,503

Total current assets	456,826	379,896

Property, plant and equipment, net	238,256	182,663
Intangible assets, net	15,260	16,787
Long-term prepaid expenses	18,048	4,790
Deferred income tax assets	46,710	3,537
Other non-current assets	14,866	15,002

Total assets	$789,966	$602,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$79,236	$77,848
Other accounts payable	15,600	13,452
Accrued expenses	43,486	31,723
Current portion of capital lease obligations	—	2,852
Derivative liabilities	—	9,757
Other current liabilities	9,973	2,007

Total current liabilities	148,295	137,639
Long-term borrowings, net	201,653	201,389
Accrued severance benefits, net	112,446	90,755
Other non-current liabilities	17,263	6,222

Total liabilities	479,657	436,005

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 39,599,374 shares issued and 35,635,357 shares outstanding at December 31, 2012 and 39,439,115 shares issued and 37,907,575 shares outstanding at December 31, 2011	396	394
Additional paid-in capital	101,885	98,929
Retained earnings	287,251	93,950
Treasury stock, 3,964,017 shares at December 31, 2012 and 1,531,540 shares at December 31, 2011	(39,918)	(11,793)
Accumulated other comprehensive loss	(39,305)	(14,810)

Total stockholders’ equity	310,309	166,670

Total liabilities and stockholders’ equity	$789,966	$602,675

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012	December 31, 2011
Cash flow from operating activities
Net income	$125,286	$193,301	$21,793
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,550	32,390	51,224
Provision for severance benefits	4,158	20,937	14,698
Amortization of debt issuance costs and original issue discount	256	1,009	970
Loss (gain) on foreign currency translation, net	(38,263)	(63,567)	15,140
Loss (gain) on disposal of property, plant and equipment, net	2	(172)	(122)
Loss on disposal of intangible assets, net	1	27	25
Restructuring and impairment charges	—	—	2,499
Stock-based compensation	546	1,996	2,085
Loss on early extinguishment of senior notes	—	—	5,459
Other	(138)	(470)	1,682
Changes in operating assets and liabilities
Accounts receivable	10,634	(7,534)	(6,234)
Inventories	(10,540)	(19,066)	4,274
Other receivables	1,329	(458)	2,657
Other current assets	11,606	10,944	(5,081)
Deferred tax assets	(64,257)	(62,743)	1,412
Accounts payable	(19,310)	(1,838)	18,084
Other accounts payable	(8,485)	(9,185)	(6,891)
Accrued expenses	10,651	24,412	(5,577)
Other current liabilities	2,407	11,857	(3,050)
Payment of severance benefits	(1,428)	(6,997)	(10,478)
Other	(1,501)	(3,740)	(38)

Net cash provided by operating activities	31,504	121,103	104,531

Cash flow from investing activities
Decrease (increase) in restricted cash	9	6,783	(7,199)
Proceeds from disposal of plant, property and equipment	—	937	219
Purchase of plant, property and equipment	(4,777)	(61,522)	(48,173)
Payment for intellectual property registration	(130)	(882)	(696)
Payment for acquisition	—	(8,642)	—
Decrease in short-term financial instruments	—	173	—
Collection of guarantee deposits	9	81	1,544
Payment of guarantee deposits	(9)	(320)	(2,482)
Other	(86)	(136)	(371)

Net cash used in investing activities	(4,984)	(63,528)	(57,158)

Cash flow from financing activities
Proceeds from issuance of common stock	526	962	9,336
Repurchase of senior notes	—	—	(50,307)
Repayment of obligations under capital lease	—	(2,968)	(6,312)
Acquisition of treasury stock	(5,188)	(28,125)	(11,793)

Net cash used in financing activities	(4,662)	(30,131)	(59,076)
Effect of exchange rates on cash and cash equivalents	(5,278)	(7,317)	1,642

Net increase (decrease) in cash and cash equivalents	16,580	20,127	(10,061)

Cash and cash equivalents
Beginning of the period	165,658	162,111	172,172

End of the period	$182,238	$182,238	$162,111